EXHIBIT 5(a)


                                            May 9, 2003


UniSource Energy Corporation
220 West Sixth Street
Tucson, Arizona  85701


Ladies and Gentlemen:

     I am Vice President and General Counsel of UniSource Energy Corporation, an Arizona corporation (the "Company"), and have acted as such in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 4,000,000 shares (the "Shares") of the Company's Common Stock, without par value ("Common Stock") to be issued and sold by the Company from time to time. The Common Stock will be issued and sold together with the attached Preferred Share Purchase Rights (the "Rights"), in accordance with the Rights Agreement, dated as of March 5, 1999 (the "Rights Agreement"), between the Company and The Bank of New York, as Rights Agent.

     Subject to the qualifications hereinafter expressed, I am of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.

     2. When the Common Stock is issued and delivered as contemplated in the Registration Statement, the Common Stock will be duly authorized, legally issued, fully paid and nonassessable and the Rights will be duly authorized, legally issued and binding obligations.

     For purposes of the opinions set forth above, I have assumed that the Common Stock will be issued and sold in compliance with the due authorization of the Company's Board of Directors or a duly authorized committee thereof.

     As a member of the bar of the State of Arizona, I do not hold myself out as an expert of the laws of other states.

UniSource Energy Corporation
May 9, 2003
Page 2


     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5(a) to the Registration Statement and the use of my name, as counsel, therein. In giving the foregoing consent, I do not thereby admit that I belong to the category of persons whose consent is required under
Section 7 of the Act, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ Vincent Nitido, Jr.

                                       Vincent Nitido, Jr., Esq.
                                       Vice President and General Counsel